UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-A/A
                                (Amendment No. 1)

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                      Teleglobe International Holdings Ltd
               (Formerly known as Teleglobe Bermuda Holdings Ltd)
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             (Exact name of registrant as specified in its charter)

         Bermuda                                         98-0417192
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

                    P.O Box HM 1154
                    10 Queen Street
                    Hamilton HM EX, Bermuda
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     (Address of principal executive offices)       (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None

               Title of each class              Name of each exchange on which
               to be so registered              each class is to be registered
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If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. | |

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |X|

Securities Act registration statement file number to which this form relates:
333-112608

Securities to be registered pursuant to Section 12(g) of the Act:

Common shares, par value US$0.01 per share
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                   (Title of Class)


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                                       -2-

Item 1. Description of Securities to be Registered.

     A complete description of the common shares, par value US$0.01 per share, of Teleglobe International Holdings Ltd (formerly known as Teleglobe Bermuda Holdings Ltd, the "Registrant") which is to be registered hereunder is contained under the caption "Description of New Teleglobe Capital Stock" in the Prospectus which constitutes part of the Registrant's Registration Statement on Form S-4 initially filed with the Securities and Exchange Commission (the "Commission") on February 6, 2004 (Registration No. 333-112608) (as amended by Amendment No. 1 thereto filed with the Commission on March 29, 2004, Amendment No. 2 thereto filed with the Commission on April 20, 2004, Amendment No. 3 thereto filed with the Commission on April 23, 2004, Amendment No. 4 thereto filed with the Commission on April 29, 2004, and Amendment No. 5 thereto filed with the Commission on April 29, 2004, the "Registration Statement"). The description of the securities to be registered hereby contained in any prospectus included in the Registration Statement filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, will be deemed to be incorporated by reference in this registration statement upon the filing of any such prospectus with the Commission.

Item 2.  Exhibits.

     The Registrant hereby amends Item 2 to read in its entirety as follows:

3.1 Memorandum of Association of Teleglobe Bermuda Holdings Ltd (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to the Registrant's Registration Statement on Form S-4 (File No. 333-112608) filed March 29,
     2004).

3.2  Bye-laws of Teleglobe  Bermuda  Holdings Ltd  (incorporated by reference to
     Exhibit 3.2 to Amendment No. 1 to the Registrant's Registration Statement on Form S-4 (File No. 333-112608) filed March 29, 2004).

4.1 Registrant's Shareholders Agreement dated October 1, 2003 among Registrant, TLGB Acquisition LLC and certain directors and officers party thereto, as amended (incorporated by reference to Exhibit 4.2 to Amendment No. 1 to the Registrant's Registration Statement on Form S-4 (File No. 333-112608) filed March 29, 2004).

4.2 Amendment No. 1 to Registrant's Shareholders Agreement, dated March 26, 2004, among Registrant, TLGB Acquisition LLC and certain directors and officers party thereto, as amended (incorporated by reference to Exhibit
     4.3 to Amendment No. 1 to the Registrant's Registration Statement on Form S-4 (File No. 333-112608) filed March 29, 2004).

4.3 Repurchase Agreement, dated March 26, 2004, among Registrant and certain directors and officers party thereto (incorporated by reference to Exhibit
     4.4 to Amendment No. 1 to the Registrant's Registration Statement on Form S-4 (File No. 333-112608) filed March 29, 2004).

4.4 Repurchase Agreement dated as of March 26, 2004 among Registrant and Gemini Trust (incorporated by reference to Exhibit 4.7 to Amendment No. 1 to the Registrant's Registration Statement on Form S-4 (File No. 333-112608) filed March 29, 2004).


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                                       -3-

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized in Reston, Virginia.

                                           TELEGLOBE INTERNATIONAL HOLDINGS LTD

                                           By:  /s/ Michael Wu
                                           ------------------------------------
                                           Name:  Michael Wu
                                           Title: Authorized Representative in
                                                  the United States

Dated:  May 26, 2004